Exhibit 99.1

Ethan Allen Provides Business Updates and Announces Earnings Release Date for Fiscal 2021 Second Quarter Results

DANBURY, CT – January 13, 2021 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETH) today provided several updates on its business.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are very pleased that despite many challenges due to the ongoing COVID-19 pandemic, we had a strong performance. The increased consumer focus on the home has continued a strong demand for our product offerings and design services. With our Retail segment written orders, including our e-commerce business, up 44.9%, it has led to a record high order backlog at quarter-end.”

Preliminary Financial Results

The Company expects to report the following financial results for its second quarter ended December 31, 2020:

●	Retail segment written orders growth of 44.9% over the prior year

●	Wholesale segment orders increased 28.1%. Excluding GSA and other government orders, wholesale segment orders grew 39.7%.

●	Consolidated net sales of $178.8 million

●	Adjusted diluted EPS in the range of $0.67 to $0.69

●	Strong cash flow generation, with cash provided by operating activities of $23.7 million

●	Cash on hand of $80.0 million and no debt as of December 31, 2020

●	Paid regular quarterly dividends of $5.3 million during the quarter

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On November 12, 2020, the Company’s Board of Directors increased the regular quarterly cash dividend by 19.0% and declared a regular quarterly cash dividend of $0.25 per share, payable on January 21, 2021

Mr. Kathwari continued, “We ended the quarter with a strong balance sheet, including cash on hand of $80.0 million while growing our consolidated gross and operating margins through disciplined cost and expense controls. We have an opportunity to continue our growth in sales and profitability due to our strong retail network, the personal service of our interior design professionals, our unique vertical integration whereby 75% of products are made in our North American manufacturing workshops and our national distribution centers delivering product with white glove service to our client’s home.”

“As we head into the 2021 calendar year, we will remain focused on employee safety, continue investing in digital design and interactive communication technologies, growing our business and generating strong cash flow, refining and repositioning our product offerings to reach a larger client base and leveraging our vertical integration,” concluded Mr. Kathwari.

Fiscal Second Quarter Analyst Conference Call

The Company also announced today that it will release its financial and operating results for the fiscal 2021 second quarter ended December 31, 2020, after the market closes on Thursday, January 28, 2021.

Following the release, the Company will host an analyst conference call at 5:00 PM (Eastern Time) to discuss its results. The analyst conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

To access the conference call, dial 877-705-2976 (or 201-689-8798 for international participants), and enter Meeting Number 13714570. For those unable to listen live, an archived recording of the call will be made available on the Company's website for at least 60 days.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company, manufacturer and retailer in the home furnishings marketplace. Today the Company is a global luxury international home fashion brand that is vertically integrated from design through delivery, which affords its clientele a value proposition of style, quality and price. The Company provides complimentary interior design service to its clients and sells a full range of furniture products and decorative accents through a retail network of approximately 300 design centers in the United States and abroad as well as online at ethanallen.com. The design centers represent a mix of independent licensees and Company-owned and operated locations. The Company operates retail design centers located in the United States and Canada. The independently operated design centers are located in the United States, Asia, the Middle East and Europe. Ethan Allen owns and operates nine manufacturing facilities, including six manufacturing plants in the United States, two manufacturing plants in Mexico and one manufacturing plant in Honduras. Approximately 75% of its products are manufactured or assembled in these North American facilities.

For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor / Media Contact:

Matt McNulty
Vice President, Finance
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

In this news release the Company has included a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company computes the non-GAAP financial measure of adjusted diluted EPS by adjusting GAAP diluted EPS to remove the impact of certain charges and the related tax effect of these adjustments. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial measure presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhances the overall understanding of past financial performance and prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent management's beliefs and assumptions concerning future events based on information currently available to the Company relating to its future results. Such forward-looking statements are identified in this news release incorporated herein by reference by use of forward-looking words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “COVID-19 impact,” and similar expressions and the negatives of such forward-looking words. These forward-looking statements are subject to management decisions and various assumptions about future events and are not guarantees of future performance. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to the following: the ongoing global COVID-19 pandemic may continue to materially adversely affect the Company’s business, its results of operations and overall financial performance; additional funding from external sources may not be available at the levels required, or may cost more than expected; declines in certain economic conditions, which impact consumer confidence and consumer spending; an overall decline in the health of the economy and consumer spending may affect consumer purchases of discretionary items; a significant shift in consumer preference toward purchasing products online; ability to maintain and enhance the Ethan Allen brand; failure to successfully anticipate or respond to changes in consumer tastes and trends; global and local economic uncertainty may materially adversely affect manufacturing operations or sources of merchandise and international operations; competition from overseas manufacturers and domestic retailers; disruptions in the supply chain; the number of manufacturing and logistics sites may increase exposure to business disruptions and could result in higher transportation costs; fluctuations in the price, availability and quality of raw materials could result in increased costs or cause production delays; current and former manufacturing and retail operations and products are subject to increasingly stringent environmental, health and safety requirements; product recalls or product safety concerns; reliance on information technology systems to process transactions, summarize results, and manage its business and that of certain independent retailers; disruptions in both primary and back-up systems; successful cyber-attacks and the ability to maintain adequate cyber-security systems and procedures; loss, corruption and misappropriation of data and information relating to customers; changes in United States trade and tax policy; reliance on certain key personnel; loss of key personnel or inability to hire additional qualified personnel; additional asset impairment charges that could reduce profitability; access to consumer credit could be interrupted; inability to maintain current design center locations at current costs; failure to successfully select and secure design center locations; changes to tax policies; hazards and risks which may not be fully covered by insurance; possible failure to protect the Company’s intellectual property; and other factors disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2020 Annual Report on Form 10-K.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date of this news release. Other than as required by law, the Company undertakes no obligation to update or revise its forward-looking statements, whether because of new information, future events, or otherwise. Accordingly, actual circumstances and results could differ materially from those contemplated by the forward-looking statements.